UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported):	March 9, 2004

TAUBMAN CENTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Michigan	1-11530	38-2033632
(State of Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

200 East Long Lake Road, Suite 300,
Bloomfield Hills, Michigan	48303-0200
(Address of Principal Executive Office)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(248) 258-6800

None

(Former Name or Former Address, if Changed Since Last Report)

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        On March 9, 2004, the Audit Committee of the Board of Directors of Taubman Centers, Inc. (the “Company”) approved the engagement of KPMG LLP as its independent accountants for the fiscal year ending December 31, 2004 to replace the firm of Deloitte & Touche LLP (“D&T”), which was informed on March 10, 2004 that it would no longer serve as the Company’s independent accountants.

        The reports of D&T on the Company’s financial statements for the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. For the two most recent fiscal years and the subsequent interim period through March 9, 2004, there have been no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused them to make reference thereto in their reports on the financial statements for such years. During the two most recent fiscal years and the subsequent interim period through March 9, 2004, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

        During the two most recent fiscal years and the subsequent interim period through March 9, 2004, the Company did not consult with KPMG LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

        The Company has provided D&T with a copy of the foregoing disclosures and has requested that D&T review such disclosures and furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such statements. A copy of D&T’s letter, dated March 10, 2004 is filed as Exhibit 16(a) on this Form 8-K.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

16(a)	Deloitte & Touche LLP letter dated March 10, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2004	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne

Lisa A. Payne
Executive Vice President and
Chief Financial and
Administrative Officer

EXHIBIT INDEX

Exhibit Number

    16(a)        Deloitte & Touche LLP letter dated March 10, 2004.